Exhibit 23.1

Board of Directors
Nematron Corporation

We consent to the use of our report incorporated herein by reference from Form 10-KSB, as amended by Form 10-KSB/A filed February 2, 1996, and as amended by Form 10-KSB/A-2 filed May 20, 1996 for the year ended September 30, 1995.


                                  /S/ KPMG Peat Marwick LLP


Detroit, Michigan
November 8, 1996